UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Achison Inc
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0001672571
(Commissions File Number)

47-2643986
(I.R.S. Employer Identification Number)

135-22 Northern Blvd, 2nd Fl, Flushing, NY11354
Address of principal executive offices)

Issuer's telephone number, including area code: 917-470-5393

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered
Class A

Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-211051

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

For a description of the common stock, par value $0.001 per share, of Achison Inc. (the "Registrant") to be registered hereunder (the "Securities"). "Description of Shares" in the prospectus contained in the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on May 2, 2016 (File No. 333-211051) (the "Registration Statement"), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and prospectus and all amendments and supplements to the Registration Statement and prospectus are hereby incorporated by reference.

Item 2. EXHIBITS.

3.1 Certificate of incorporated by reference to Exhibit to the Company's Form S-1 which was filed on May 2, 2016.

3.2 Certificate Amendment of incorporated by reference to Exhibit to the Company's Form S-1 which was filed on May 2, 2016.

3.3 Article Bylaw by reference to Exhibit to the Company's Form S-1 which was filed on May 2, 2016.

3.4 Certificate Amendment of incorporated by reference to Exhibit to the Company's Form S-1/A which was filed on September 22, 2016.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

/s/Dingshan Zhang
Dingshan Zhang, President
Date: March 24, 2020